EXHIBIT 99.1

Home BancShares, Inc. Announces First Quarter 2011 Earnings of $12.7 Million

CONWAY, Ark., April 21, 2011 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced first quarter earnings of $12.7 million, or $0.42 diluted earnings per common share, compared to $12.9 million, or $0.43 diluted earnings per common share for the same quarter in 2010. During the first quarter of 2010, we acquired Old Southern Bank and Key West Bank through FDIC-assisted acquisitions. Excluding the $5.7 million after-tax bargain purchase gains on these acquisitions, the Company increased its first quarter base net income by $5.5 million or $76.4% for the three months ended March 31, 2011 compared to the same period of the previous year.

Because acquisitions are a growth and a capital management strategy, cash earnings (net income excluding amortization of intangibles after-tax) are useful in evaluating the Company. Cash diluted earnings per common share for the first quarter of 2011 was $0.44 compared to $0.44 cash diluted earnings per common share for the same period in 2010.

"The first quarter of 2011 developed into a great quarter for the Company," said John Allison, Chairman. "True to form, we continue to sustain healthy reserves as well as remaining at capital levels considerably above the regulators' capital requirements. This leaves us well positioned to take advantage of opportunistic FDIC deals as they become available."

"We are pleased with our performance in the first quarter of 2011," said Randy Sims, Chief Executive Officer. "During the quarter just ended, we saw our net interest margin improve 35 basis points over the first quarter of 2010 as well as significant improvements in the non-performing non-covered loans and non-performing non-covered assets when compared to those during 2010. The progress made by our associates in improving asset quality was impressive."

Operating Highlights

Net interest income for the first quarter of 2011 was a quarterly record for the Company, increasing 38.7% to $34.5 million compared to $24.9 million for the first quarter of 2010. For the first quarter of 2011, the effective yield on non-covered loans and covered loans was 6.38% and 6.90%, respectively. Net interest margin, on a fully taxable equivalent basis, was 4.61% in the quarter just ended compared to 4.26% in the first quarter of 2010, an increase of 35 basis points. The Company's ability to improve pricing on its loan portfolio and interest bearing deposits allowed the Company to improve net interest margin.

The Company reported $10.0 million of non-interest income for the first quarter of 2011, compared to $16.6 million for the first quarter of 2010. The most significant components of the first quarter non-interest income were $3.2 million from service charges on deposits accounts, $2.3 million from other service charges and fees, $1.8 million of accretion on the FDIC indemnification asset, $645,000 from mortgage lending income, $607,000 from insurance commissions, $259,000 gain on sale of SBA loans and $239,000 increase in cash value of life insurance, $308,000 gain (included in other income) on life insurance proceeds of a former bank director offset by the $94,000 from a loss on sale of OREO. Excluding the $9.3 million pre-tax bargain purchase gains on the Old Southern Bank and Key West Bank acquisitions, the Company increased first quarter non-interest income by $2.7 million or $37.3% for the three months ended March 31, 2011 compared to the same period of the previous year.

Non-interest expense for the first quarter of 2011 was $23.9 million compared to $18.6 million for the first quarter of 2010. This increase is primarily the result of increasing the asset size of our Company by 20.4% from the first quarter of 2010 to the first quarter of 2011. Our core efficiency ratio improved 22 basis points to 51.19% for the first quarter of 2011 from the 51.41% reported in the first quarter of 2010.

Financial Condition

Total non-covered loans were $1.85 billion at March 31, 2011 compared to $1.89 billion at December 31, 2010.  Total covered loans were $566.5 million at March 31, 2011 compared to $575.8 million at December 31, 2010. Total deposits were $2.92 billion at March 31, 2011 compared to $2.96 billion at December 31, 2010. Total assets were $3.71 billion at March 31, 2011 compared to $3.76 billion at December 31, 2010.

Non-performing non-covered loans were $33.5 million as of March 31, 2011, of which $19.3 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.81% as of March 31, 2011 compared to 2.62% as of December 31, 2010. Non-performing non-covered assets were $51.4 million as of March 31, 2011, of which $26.4 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.78% as of March 31, 2011 compared to the 2.08% reported for December 31, 2010.

The Company's allowance for loan losses was $53.6 million at March 31, 2011, or 2.90% of total non-covered loans, compared to $53.3 million, or 2.82% of total non-covered loans, at December 31, 2010. As of March 31, 2011, the Company's allowance for loan losses was 160% of its total non-performing non-covered loans compared to 108% as of December 31, 2010.

Stockholders' equity was $488.3 million at March 31, 2011 compared to $476.9 million at December 31, 2010, an increase of $11.4 million. Book value per common share was $15.41 at March 31, 2011 compared to $15.02 at December 31, 2010.

Branches

During the first quarter of 2011, the Company completed seven strategic branch closures. These include one branch in Port St. Joe and one grocery store branch in each of the Crawfordville and Blountstown locations. The remaining four strategic branch closures during the first quarter are branches associated with the acquisition of Gulf State Community Bank in 2010. The Company expects one additional branch closure during the second quarter associated with the Gulf State acquisition. Presently, the Company is evaluating additional opportunities but has no firm commitments for any additional de novo branch locations.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 21, 2011. Interested parties can listen to this call by calling 1-877-317-6789 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 449689, which will be available until April 29, 2011 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, estimates regarding impairment charges, the ability to recover some portion of the impaired indebtedness and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results are included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary Centennial Bank provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in central Arkansas, north central Arkansas, southern Arkansas, the Florida Keys, southwestern Florida, central Florida, and the Florida Panhandle. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010

ASSETS

Cash and due from banks	$ 58,123	$ 49,927	$ 39,894	$ 34,912	$ 36,237
Interest-bearing deposits with other banks	201,834	237,605	168,173	153,302	156,772
Cash and cash equivalents	259,957	287,532	208,067	188,214	193,009
Federal funds sold	1,175	27,848	800	8,665	11,207
Investment securities - available for sale	510,019	469,864	380,717	346,621	362,710
Loans receivable not covered by loss share	1,849,302	1,892,374	1,955,263	1,965,489	1,959,666
Loans receivable covered by FDIC loss share	566,463	575,776	408,239	218,283	225,885
Allowance for loan losses	(53,591)	(53,348)	(43,784)	(43,614)	(42,845)
Loans receivable, net	2,362,174	2,414,802	2,319,718	2,140,158	2,142,706
Bank premises and equipment, net	90,413	81,939	74,860	75,314	69,997
Foreclosed assets held for sale not covered by loss share	17,877	11,626	12,695	11,638	17,610
Foreclosed assets held for sale covered by FDIC loss share	21,079	21,568	18,563	7,420	8,672
FDIC indemnification asset	224,075	227,258	176,844	83,262	85,818
Cash value of life insurance	51,815	51,970	51,694	51,366	51,019
Accrued interest receivable	15,337	16,176	15,269	13,071	14,854
Deferred tax asset, net	23,193	18,586	13,080	9,652	11,035
Goodwill	59,663	59,663	59,663	53,039	53,039
Core deposit and other intangibles	10,734	11,447	8,402	6,406	6,989
Mortgage servicing rights	--	--	--	--	872
Other assets	58,042	62,367	51,765	44,063	47,169
Total assets	$ 3,705,553	$ 3,762,646	$ 3,392,137	$ 3,038,889	$ 3,076,706

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 447,245	$ 392,622	$ 368,822	$ 337,073	$ 354,663
Savings and interest-bearing transaction accounts	1,112,948	1,108,309	926,746	833,912	863,988
Time deposits	1,357,338	1,460,867	1,268,868	1,015,507	1,002,437
Total deposits	2,917,531	2,961,798	2,564,436	2,186,492	2,221,088
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	69,834	74,459	73,015	62,869	55,403
FHLB borrowed funds	150,247	177,270	187,393	232,416	254,548
Accrued interest payable and other liabilities	35,285	27,863	24,494	22,558	21,360
Subordinated debentures	44,331	44,331	44,331	47,439	47,462
Total liabilities	3,217,228	3,285,721	2,893,669	2,551,774	2,599,861

Stockholders' equity
Preferred stock	49,502	49,456	49,411	49,366	49,320
Common stock	285	285	284	283	257
Capital surplus	433,130	432,962	432,668	431,343	363,870
Retained earnings	4,428	(6,079)	9,934	2,580	62,414
Accumulated other comprehensive income (loss)	980	301	6,171	3,543	984
Total stockholders' equity	488,325	476,925	498,468	487,115	476,845
Total liabilities and stockholders' equity	$ 3,705,553	$ 3,762,646	$ 3,392,137	$ 3,038,889	$ 3,076,706

Home BancShares, Inc.
Consolidated Statements of Income (Loss)
(Unaudited)

	Quarter Ended					Year Ended
(In thousands)	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Mar. 31, 2011	Mar. 31, 2010

Interest income
Loans	$ 38,955	$ 39,187	$ 35,673	$ 33,136	$ 29,866	$ 38,955	$ 29,866
Investment securities
Taxable	2,160	1,688	1,802	1,935	1,627	2,160	1,627
Tax-exempt	1,528	1,292	1,492	1,500	1,479	1,528	1,479
Deposits - other banks	105	150	92	81	85	105	85
Federal funds sold	7	24	3	5	5	7	5

Total interest income	42,755	42,341	39,062	36,657	33,062	42,755	33,062

Interest expense
Interest on deposits	6,260	6,816	6,319	5,872	5,295	6,260	5,295
Federal funds purchased	--	--	--	--	--	--	--
FHLB borrowed funds	1,291	1,461	1,854	2,082	2,177	1,291	2,177
Securities sold under agreements to repurchase	139	148	137	118	94	139	94
Subordinated debentures	538	539	599	600	597	538	597

Total interest expense	8,228	8,964	8,909	8,672	8,163	8,228	8,163

Net interest income	34,527	33,377	30,153	27,985	24,899	34,527	24,899
Provision for loan losses	1,250	63,000	3,000	3,750	3,100	1,250	3,100
Net interest income (loss) after provision for loan losses	33,277	(29,623)	27,153	24,235	21,799	33,277	21,799

Non-interest income
Service charges on deposit accounts	3,151	3,325	3,551	3,583	3,141	3,151	3,141
Other service charges and fees	2,284	2,018	1,816	1,899	1,638	2,284	1,638
Mortgage lending income	645	1,289	760	650	412	645	412
Mortgage servicing income	--	--	--	154	160	--	160
Insurance commissions	607	276	248	309	347	607	347
Income from title services	91	110	98	148	107	91	107
Increase in cash value of life insurance	239	277	330	348	428	239	428
Dividends from FHLB, FRB & bankers' bank	141	142	151	142	126	141	126
Gain on acquisitions	--	25,150	--	--	9,334	--	9,334
Gain on sale of SBA loans	259	--	--	18	--	259	--
Gain (loss) on sale of premises & equip, net	(4)	(129)	2	12	207	(4)	207
Gain (loss) on OREO, net	(94)	358	(1,063)	(404)	159	(94)	159
Gain (loss) on securities, net	--	(3,606)	(37)	--	--	--	--
FDIC indemnification accretion	1,837	1,877	1,895	663	73	1,837	73
Other income	884	790	556	698	513	884	513

Total non-interest income	10,040	31,877	8,307	8,220	16,645	10,040	16,645

Non-interest expense
Salaries and employee benefits	11,078	11,630	9,637	9,080	8,534	11,078	8,534
Occupancy and equipment	3,713	4,128	3,264	2,973	2,799	3,713	2,799
Data processing expense	1,285	972	848	954	862	1,285	862
Other operating expenses	7,785	9,432	7,545	5,983	6,360	7,785	6,360

Total non-interest expense	23,861	26,162	21,294	18,990	18,555	23,861	18,555

Income (loss) before income taxes	19,456	(23,908)	14,166	13,465	19,889	19,456	19,889
Income tax expense (benefit)	6,740	(10,101)	4,606	4,508	7,008	6,740	7,008
Net income (loss)	12,716	(13,807)	9,560	8,957	12,881	12,716	12,881
Preferred stock dividends & accretion of discount on preferred stock	670	670	670	670	670	670	670
Net income (loss) available to common shareholders	$ 12,046	$ (14,477)	$ 8,890	$ 8,287	$ 12,211	$ 12,046	$ 12,211

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Mar. 31, 2011	Mar. 31, 2010

PER SHARE DATA

Diluted earnings (loss) per common share	$ 0.42	$ (0.51)	$ 0.31	$ 0.29	$ 0.43	$ 0.42	$ 0.43
Diluted cash earnings (loss) per common share	0.44	(0.49)	0.33	0.30	0.44	0.44	0.44
Basic earnings (loss) per common share	0.42	(0.51)	0.32	0.29	0.43	0.42	0.43
Dividends per share - common	0.0540	0.0540	0.0540	0.0540	0.0545	0.0540	0.0545
Book value per common share	15.41	15.02	15.79	15.44	15.11	15.41	15.11
Tangible book value per common share	12.93	12.52	13.40	13.35	12.99	12.93	12.99

STOCK INFORMATION

Average common shares outstanding	28,469	28,443	28,403	28,320	28,278	28,469	28,278
Average diluted shares outstanding	28,672	28,659	28,644	28,586	28,530	28,672	28,530
End of period common shares outstanding	28,483	28,452	28,434	28,344	28,288	28,483	28,288

ANNUALIZED PERFORMANCE RATIOS

Return on average assets	1.40%	-1.45%	1.15%	1.17%	1.90%	1.40%	1.90%
Cash return on average assets	1.47%	-1.43%	1.22%	1.25%	1.98%	1.47%	1.98%
Return on average common equity	11.35%	-12.77%	7.81%	7.69%	11.84%	11.35%	11.84%
Cash return on average tangible common equity	14.07%	-14.64%	9.55%	9.30%	14.07%	14.07%	14.07%
Efficiency ratio	50.68%	38.27%	52.14%	49.39%	42.44%	50.68%	42.44%
Core efficiency ratio	51.19%	52.24%	47.20%	47.59%	51.41%	51.19%	51.41%
Net interest margin - FTE	4.61%	4.19%	4.35%	4.30%	4.26%	4.61%	4.26%
Fully taxable equivalent adjustment	1,108	950	1,084	1,067	1,050	1,108	1,050

RECONCILIATION OF CASH EARNINGS (LOSS)

GAAP net income (loss) available to common shareholders	$ 12,046	$ (14,477)	$ 8,890	$ 8,287	$ 12,211	$ 12,046	$ 12,211
Intangible amortization after-tax	433	501	410	354	291	433	291
Cash earnings (loss)	$ 12,479	$ (13,976)	$ 9,300	$ 8,641	$ 12,502	$ 12,479	$ 12,502

GAAP diluted earnings (loss) per share	$ 0.42	$ (0.51)	$ 0.31	$ 0.29	$ 0.43	$ 0.42	$ 0.43
Intangible amortization after-tax	0.02	0.02	0.02	0.01	0.01	0.02	0.01
Diluted cash earnings (loss) per share	$ 0.44	$ (0.49)	$ 0.33	$ 0.30	$ 0.44	$ 0.44	$ 0.44

OTHER OPERATING EXPENSES

Advertising	$ 998	$ 682	$ 532	$ 453	$ 366	$ 998	$ 366
Merger and acquisition expenses	11	2,195	1,653	258	1,059	11	1,059
Amortization of intangibles	713	825	674	583	479	713	479
Amortization of mortgage servicing rights	--	--	--	218	218	--	218
Electronic banking expense	659	506	495	496	477	659	477
Directors' fees	185	177	176	181	145	185	145
Due from bank service charges	140	104	142	103	90	140	90
FDIC and state assessment	1,093	884	908	986	898	1,093	898
Insurance	371	315	309	296	300	371	300
Legal and accounting	447	450	426	356	388	447	388
Mortgage servicing expense	--	(6)	4	76	84	--	84
Other professional fees	413	460	385	368	313	413	313
Operating supplies	289	270	226	207	186	289	186
Postage	245	194	167	164	150	245	150
Telephone	263	294	240	152	138	263	138
Other expense	1,958	2,082	1,208	1,086	1,069	1,958	1,069

Total other operating expenses	$ 7,785	$ 9,432	$ 7,545	$ 5,983	$ 6,360	$ 7,785	$ 6,360

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010

BALANCE SHEET RATIOS

Total loans to total deposits	82.80%	83.33%	92.16%	99.88%	98.40%
Common equity to assets	11.8%	11.4%	13.2%	14.4%	13.9%
Tangible common equity to tangible assets	10.1%	9.7%	11.5%	12.7%	12.2%

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$ 53,348	$ 43,784	$ 43,614	$ 42,845	$ 42,968
Loans charged off	1,622	53,634	3,047	4,052	3,720
Recoveries of loans previously charged off	615	198	217	1,071	497
Net loans charged off	1,007	53,436	2,830	2,981	3,223
Provision for loan losses	1,250	63,000	3,000	3,750	3,100
Balance, end of period	$ 53,591	$ 53,348	$ 43,784	$ 43,614	$ 42,845

Net charge-offs to average non-covered loans	0.22%	10.84%	0.57%	0.61%	0.67%
Allowance for loan losses to total non-covered loans	2.90%	2.82%	2.24%	2.22%	2.19%

NON-PERFORMING ASSETS NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 33,524	$ 48,924	$ 41,412	$ 38,069	$ 33,907
Non-covered loans past due 90 days or more	9	578	162	53	3,915
Total non-performing non-covered loans	33,533	49,502	41,574	38,122	37,822
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	17,877	11,626	12,695	11,638	17,610
Other non-performing non-covered assets	15	77	87	307	394
Total other non-performing non-covered assets	17,892	11,703	12,782	11,945	18,004
Total non-performing non-covered assets	$ 51,425	$ 61,205	$ 54,356	$ 50,067	$ 55,826

Allowance for loan losses to non-performing non-covered loans	159.82%	107.77%	105.32%	114.41%	113.28%
Non-performing non-covered loans to total non-covered loans	1.81%	2.62%	2.13%	1.94%	1.93%
Non-performing non-covered assets to total non-covered assets	1.78%	2.08%	1.95%	1.83%	2.03%

Home BancShares, Inc.
Loan Information
(Unaudited)

(Dollars in thousands)	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 787,069	$ 805,635	$ 824,041	$ 823,465	$ 822,252
Construction/land development	351,704	348,768	366,302	365,779	363,738
Agricultural	25,760	26,798	27,019	26,989	30,943
Residential real estate loans
Residential 1-4 family	359,714	371,381	377,843	376,196	381,451
Multifamily residential	55,987	59,319	59,032	65,147	63,602
Total real estate	1,580,234	1,611,901	1,654,237	1,657,576	1,661,986
Consumer	44,117	51,642	35,729	33,566	33,206
Commercial and industrial	175,969	184,014	215,245	222,403	231,867
Agricultural	18,746	16,549	23,177	23,307	12,122
Other	30,236	28,268	26,875	28,637	20,485
Loans receivable not covered by loss share	$ 1,849,302	$ 1,892,374	$ 1,955,263	$ 1,965,489	$ 1,959,666

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 204,882	$ 208,678	$ 142,571	$ 82,137	$ 77,787
Construction/land development	130,033	127,340	111,850	65,330	72,133
Agricultural	5,808	5,454	1,805	1,637	2,895
Residential real estate loans
Residential 1-4 family	176,181	180,914	110,271	43,320	43,885
Multifamily residential	9,173	9,176	12,014	8,158	8,119
Total real estate	526,077	531,562	378,511	200,582	204,819
Consumer	417	498	215	271	347
Commercial and industrial	38,798	42,443	29,136	17,423	20,719
Agricultural	--	63	1	--	--
Other	1,171	1,210	376	7	--
Loans receivable covered by loss share	$ 566,463	$ 575,776	$ 408,239	$ 218,283	$ 225,885

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2011			December 31, 2010
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 184,750	$ 105	0.23%	$ 249,666	$ 150	0.24%
Federal funds sold	16,441	7	0.17%	23,406	24	0.41%
Investment securities - taxable	345,053	2,160	2.54%	305,880	1,688	2.19%
Investment securities - non-taxable - FTE	148,292	2,474	6.77%	143,361	2,095	5.80%
Loans receivable - FTE	2,438,832	39,117	6.50%	2,524,429	39,334	6.18%
Total interest-earning assets	3,133,368	43,863	5.68%	3,246,742	43,291	5.29%
Non-earning assets	560,195			526,685
Total assets	$ 3,693,563			$ 3,773,427

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,106,343	$ 1,447	0.53%	$ 1,077,241	$ 1,465	0.54%
Time deposits	1,402,558	4,813	1.39%	1,475,554	5,351	1.44%
Total interest-bearing deposits	2,508,901	6,260	1.01%	2,552,795	6,816	1.06%
Federal funds purchased	--	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	71,057	139	0.79%	74,387	148	0.79%
FHLB borrowed funds	159,178	1,291	3.29%	180,343	1,461	3.21%
Subordinated debentures	44,331	538	4.92%	44,331	539	4.82%
Total interest-bearing liabilities	2,783,467	8,228	1.20%	2,851,856	8,964	1.25%
Non-interest bearing liabilities
Non-interest bearing deposits	407,126			390,108
Other liabilities	23,031			32,126
Total liabilities	3,213,624			3,274,090
Shareholders' equity	479,939			499,337
Total liabilities and shareholders' equity	$ 3,693,563			$ 3,773,427
Net interest spread			4.48%			4.04%
Net interest income and margin - FTE		$ 35,635	4.61%		$ 34,327	4.19%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2011			March 31, 2010
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 184,750	$ 105	0.23%	$ 137,747	$ 85	0.25%
Federal funds sold	16,441	7	0.17%	7,361	5	0.28%
Investment securities - taxable	345,053	2,160	2.54%	194,329	1,627	3.40%
Investment securities - non-taxable - FTE	148,292	2,474	6.77%	138,128	2,387	7.01%
Loans receivable - FTE	2,438,832	39,117	6.50%	1,993,626	30,008	6.10%
Total interest-earning assets	3,133,368	43,863	5.68%	2,471,191	34,112	5.60%
Non-earning assets	560,195			282,956
Total assets	$ 3,693,563			$ 2,754,147

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,106,343	$ 1,447	0.53%	$ 756,412	$ 1,084	0.58%
Time deposits	1,402,558	4,813	1.39%	862,437	4,211	1.98%
Total interest-bearing deposits	2,508,901	6,260	1.01%	1,618,849	5,295	1.33%
Federal funds purchased	--	--	0.00%	44	--	0.00%
Securities sold under agreement to repurchase	71,057	139	0.79%	53,795	94	0.71%
FHLB borrowed funds	159,178	1,291	3.29%	247,514	2,177	3.57%
Subordinated debentures	44,331	538	4.92%	47,476	597	5.10%
Total interest-bearing liabilities	2,783,467	8,228	1.20%	1,967,678	8,163	1.68%
Non-interest bearing liabilities
Non-interest bearing deposits	407,126			306,512
Other liabilities	23,031			12,300
Total liabilities	3,213,624			2,286,490
Shareholders' equity	479,939			467,657
Total liabilities and shareholders' equity	$ 3,693,563			$ 2,754,147
Net interest spread			4.48%			3.92%
Net interest income and margin - FTE		$ 35,635	4.61%		$ 25,949	4.26%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770